UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 OR 15(d)
                  of the Securities and Exchange Act of 1934


                                October 20, 2003
                                ----------------
                                 Date of Report



                               ENVIROKARE TECH INC
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       000-26095                                           88-0412549
-----------------------                        ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)



             5850 T.G. Lee Blvd, Suite 535, Orlando, Florida 89120
             ------------------------------------------------------
               (address of Principal Executive Offices)(Zip Code)


                                 (407) 856-8882
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed since last Report)

Item 5. Other Events:

Directors and Executive Officers:

The Board of Directors of Envirokare Tech, Inc. at a Special Meeting held October 10, 2003 voted to expand the Board to seven (7) members. It accepted the resignation (without disagreement) of Mr. Leo Kapakos. The following were elected to fill vacant seats on the Board of Directors.

     Dr. Nick Pappas was elected as a Director and as Chairman of the Board of Directors. Dr. Pappas retired from the DuPont Company after 34 1/2 years of service where he was Executive Vice President and Member of DuPont's Executive Committee. His background at DuPont was in coatings and polymers technology. After DuPont, Dr. Pappas served as President and Chief Operating Officer of Rollins Environmental Services and later Vice Chairman of the Board from July 1991 to March 1996.

     He is a member of the Advisory Board for the Yale Institute for Biospheric studies, Vice Chairman of the Board of Biotraces, Inc. and a member of the Boards of Directors of Yenkin Majestic Paint Co. and Integrated Environmental Technologies. He is a former Director of Nova Chemicals, Witco Chemicals and Chemfab Corporation where he was Chairman of the Board.

     Dr. Pappas has a Bachelor of Science degree in chemistry from Yale University and a Ph.D. degree in organic chemistry from Brown University.


     Dr. Gary Cook was elected as a Member of the Board of Directors. Dr. Cook joined E. I. DuPont in 1969 as a Research Chemist. Remaining with DuPont for 23 years, he held a number of senior management positions, including Vice President of Medical Products, Vice President and General Manager of Publishing and Printing, and Vice President-Corporate Plans.

     He   joined   Ethyl    Corporation    as   Senior   Vice    President   and
President-Chemicals Group and Director in 1992. Dr. Cook later served as President and Chief Operating Officer of Albemarle Corporation, the former Chemicals Group spun off from Ethyl. as the Albemarle Corporation as an independently traded specialty chemical company. He was named Chairman, President and Chief Executive Officer of Witco Corporation in 1996. He served in that capacity until the merger of Witco and Crompton and Knowles in 1999, at which time he was named Chairman of the merged company, CKWitco.

     Dr. Cook has served on numerous industry association boards, including those of the Chemical Manufacturers Association, the Soap and Detergent Association, the Graphic Arts Technical Foundation, and the Health Industry Manufacturers Association.. He is currently a director of Trimeris Corporation, a biopharmaceutical company and Louisiana-Pacific Corporation, a building products company. Dr. Cook is also currently serving as Executive Chairman of Integrated Environmental Technologies, LLC, a private company providing proprietary waste-to-energy and waste-to- hydrogen systems.

     Dr. Cook received his B.S. in Chemistry from the University of Virginia and his Ph.D. in Chemistry from Virginia Polytechnic Institute and University.


     Dr. Dale Polk was elected as a Member of the Board of Directors. Dr. Polk is the inventor of the TPF technology currently under license to the Company. Further he is an officer and a principal shareholder of Thermoplastic Composite Designs, Inc. which is a party to a Merger Agreement with the Company. Dr. Polk is a former Director of the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


c) Exhibits

The following compensation and warrant agreements were ratified by the Board of Directors and are attached as exhibits:



Exhibit
  No.    Description of Document
-------  ------------------------

10.14    Nick Pappas, Executive Chairman of the Board of Directors
           Letter Agreement

10.15    Nick Pappas, Executive Chairman of the Board of Directors
           Warrant Agreement

10.16    E. Gary Cook, Director Letter Agreement

10.17    E. Gary Cook, Director Warrant Agreement

10.18    John Verbicky, Director/Chief Executive Officer Compensation
           Agreement

10.19    John Verbicky,  Director/Chief Executive Officer Warrant Agreement

10.20    George Kazantzis, Director/Chief Operating Officer
           Compensation Agreement

10.21    George Kazantizis, Director/Chief Operating Officer Warrant Agreement

10.22    Jonathan Edelstein, Director Warrant Agreement

10.23    Leo Kapakos, Former Director Warrant Agreement

10.24    Erwin Pruefer,  Director of Operations Compensation Agreement

10.25    Erwin Pruefer,  Director of Operations Warrant Agreement

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 20, 2003                 Envirokare Tech Inc


                                        /s/ George Kazantzis
                                        ------------------------------
                                        George Kazantzis, COO